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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 20, 1998


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                          ASCEND COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)


           DELAWARE                    0-23774                  94-3092033
(State or other jurisdiction of      (Commission             (I.R.S. Employer)
 incorporation or organization)      File Number)           Identification No.)



        ONE ASCEND PLAZA
     1701 HARBOR BAY PARKWAY
        ALAMEDA, CALIFORNIA                                        94502
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:         (510) 769-6001


                                Not applicable.
                                ---------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events

         Ascend Communications, Inc. ("Ascend") announced it has received clearance from both US and foreign antitrust regulators for its proposed merger with Stratus Computer, Inc. ("Stratus"). On August 3, 1998, Ascend announced a definitive merger agreement under which it will acquire all of the outstanding shares of Stratus in a tax-free stock-for-stock exchange. Ascend has received clearance for the acquisition from antitrust regulators in Ireland, Sweden and Germany. This follows the expiration on September 20, 1998 of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR
         Act), applicable to the acquisition, during which neither the Federal Trade Commission (FTC) nor the Antitrust Division of the US Department of Justice (DOJ) had requested additional information in connection with the proposed merger.

         The expiration of the HSR Act waiting period and the necessary foreign approvals were a precondition under the previously announced merger agreement between Ascend and Stratus. This agreement is being submitted to the shareholders of Stratus for their approval at a special meeting scheduled to be held on October 19, 1998. The companies expect to complete the transaction on October 19, 1998, subject to shareholder approval and the satisfaction of other customary conditions.


Item 7.  Exhibits.

         (a) Financial statements of business acquired.

             Not Applicable.


         (b) Pro forma financial information.

             Not Applicable.


         (c) Exhibits.

             None.

______________

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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ASCEND COMMUNICATIONS, INC.



Date:  October 14, 1998             By: /s/ MICHAEL F.G. ASHBY
                                       ---------------------------------------
                                       Michael F.G. Ashby
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary
                                       (Principal Financial and Accounting
                                       Officer)

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